UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to 14a-12

PLATINUM RESEARCH ORGANIZATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PLATINUM RESEARCH ORGANIZATION, INC.

2777 Stemmons Freeway, Suite 1440

Dallas, Texas 75207

April 29, 2008

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Platinum Research Organization, Inc. on Wednesday, May 28, 2008, at 10:00 a.m. (local time), at 2777 Stemmons Freeway, Suite 1440, Dallas, Texas 75207.

This booklet includes the formal notice of the Annual Meeting, the Proxy Statement and a Proxy for your execution. After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed Proxy in the enclosed postage-paid envelope to ensure that your shares will be represented at the Annual Meeting. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON. In addition, we have enclosed a copy of our Annual Report on Form 10-KSB, which includes the company’s financial statements for the years ended December 31, 2007 and 2006.

Your vote is important, so please return your Proxy promptly. The Board of Directors and management look forward to seeing you at the meeting.

/s/ John T. Jaeger, Jr.
John T. Jaeger, Jr.
Chief Executive Officer

PLATINUM RESEARCH ORGANIZATION, INC.

2777 Stemmons Freeway, Suite 1440

Dallas, Texas 75207

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

May 28, 2007

To the Stockholders of Platinum Research Organization, Inc:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Platinum Research Organization, Inc., a Delaware corporation (the “Company”), will be held on Wednesday May 28, 2008, at 10:00 a.m. (local time), at the Company’s corporate offices, located at 2777 Stemmons Freeway, Suite 1440, Dallas, Texas 75207 to consider and vote upon the following matters:

1.	to elect five (5) directors to hold office until the next Annual Meeting of the stockholders of the Company and until their respective successors are elected and qualified, or upon their earlier death, resignation or removal from office;

2.	to ratify the appointment of Lane Gorman Trubitt, L.L.P. as the Company’s independent registered certified public accountants for the year ending December 31, 2008; and

3.	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The close of business on April 2, 2008 (the “Record Date”) has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company’s common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for the ten days preceding the Annual Meeting at the Company’s offices at the address on this notice and at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed Proxy as promptly as possible. You may revoke your Proxy before the Annual Meeting as described in the Proxy Statement under the heading “Solicitation and Revocability of Proxies.”

Sincerely,

/s/ John T. Jaeger, Jr.
John T. Jaeger, Jr.
Chief Executive Officer

Dallas, Texas

April 29, 2008

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE, WHICH REQUIRES NO POSTAGE. ANY STOCKHOLDER GRANTING A PROXY MAY REVOKE IT AT ANY TIME PRIOR TO ITS EXERCISE BY DELIVERING WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY.

PLATINUM RESEARCH ORGANIZATION, INC.

2777 Stemmons Freeway, Suite 1440

Dallas, Texas 75207

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

Wednesday, May 28, 2008

Solicitation and Revocability of Proxies

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Platinum Research Organization, Inc., a Delaware corporation (the “Company “) of proxies to be used at the Annual Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters on Wednesday, May 28, 2008, at 10:00 a.m. (local time), and at any adjournments or postponements thereof (the “Annual Meeting”). This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 30, 2008.

This solicitation of proxies is made by the Board of Directors and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of electronic, wire or facsimile communication. The Company will not pay any compensation for the solicitation of proxies, but will reimburse banking institutions, brokerage firms, custodians, nominees and fiduciaries that hold Common Stock of record for their reasonable expenses incurred in forwarding solicitation material to the beneficial owners of the Company’s common stock (the “Common Stock”). The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company.

If you attend the Annual Meeting, you may vote your shares in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed proxy or are represented by another proxy. You may revoke your proxy at any time before it is exercised at the Annual Meeting by:

(a)	signing and submitting a later-dated proxy to the Secretary of the Company;

(b)	delivering written notice of revocation of the proxy to the Secretary of the Company; or

(c)	attending the Annual Meeting and voting in person.

In the absence of any such revocation, shares represented by the persons named on the proxies will be voted at the Annual Meeting.

Quorum and Voting

Record Date. The record date for the Annual Meeting is April 2, 2008 (the “Record Date”). Only holders of record of the Common Stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, the Company had 75,000,000 shares of Common Stock outstanding. If you were a holder of record of our Common Stock on the Record Date, you can vote at the Annual Meeting on the proposals contained in this Proxy Statement.

Voting Stock. The only class of stock entitled to be voted at the meeting is Common Stock. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting. At the close of business on the Record Date, 75,000,000 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting.

Quorum. In order for any business to be conducted at the Annual Meeting, the holders of more than 50% of the shares of Common Stock entitled to vote must be represented at the Annual Meeting, either in person or by properly executed proxy. If a quorum is not present at the scheduled time of the Annual Meeting, the stockholders who are present may adjourn the Annual Meeting until a quorum is present. The time and place of the adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given, unless the adjournment is for more than 30 days, or if after the adjournment a new record date is set for the adjourned meeting. An adjournment will have no effect on the business that may be conducted at the Annual Meeting.

Voting by Street Name Holders. If you own shares in “street name” through a broker or other fiduciary, then such person, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as broker “non-votes”).

Required Vote. To be elected as a director, each nominee needs the affirmative vote of the holders of record of a plurality of the votes duly cast at the Annual Meeting (i.e., the five nominees receiving the greatest number of votes will be elected). Abstentions are counted as present and entitled to vote for the purposes of determining a quorum, but are not deemed to have been voted with respect to such matter. An abstention has the effect of a vote against any matter coming before the Annual Meeting, other than the election of directors. Shares represented by broker “non-votes” will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for the purpose of calculating the vote with respect to such matter. Accordingly, abstentions and broker “non-votes” will have no effect on the election of directors.

Default Voting. Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If a stockholder properly executes and returns the accompanying form of proxy, but does not indicate any voting instructions, such stockholder’s shares will be voted as follows:

(i)	FOR the election of each nominee listed under Proposal I as a director of the Company;

(ii)	FOR the ratification of Lane Gorman Trubitt, L.L.P. under Proposal II as the Company’s independent registered certified public accountants for the year ending December 31, 2008; and

(iii)	at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournments or postponements thereof.

If any other matter or business is brought before the Annual Meeting, the proxy holders may vote the proxies in their discretion. The Board of Directors does not currently know of any such other matter or business.

PROPOSAL I – ELECTION OF DIRECTORS

The Board of Directors has designated Messrs. Thomas G. Plaskett, John T. Jaeger, Jr., T. Allan McArtor, Benjamin DuPont and Michael McMillan as nominees for election as directors of the Company at the Annual Meeting (the “Nominees”). All of the Nominees currently serve as members of the Board of Directors. If elected, each Nominee will serve until the expiration of his term at the Annual Meeting of Stockholders in 2009 and until his respective successor is elected and qualified, or until his earlier death, resignation or removal from office. Should any Nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election in his stead of any other person the Board of Directors may recommend. Each of the Nominees has indicated his willingness to serve the full term.

None of the Nominees have any family relationship with each other or any officer or director of the Company. None of the Nominees are being proposed for election pursuant to any arrangement understanding between such Nominees and any other person, except only the directors and executive officers of the Company acting solely as such. The Board of Directors has determined that Messrs. McArtor, DuPont, McMillan and Plaskett are “independent directors” as defined under the rules of the NASDAQ and the SEC.

For more information about the Nominees, see “Directors” below.

Required Vote and Recommendation

The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the Nominees.

The Board of Directors recommends that you vote FOR the election of each of the Nominees as directors of the Company.

PROPOSAL II – RATIFICATION OF INDEPENDENT

REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

Upon the recommendation of the Audit Committee, the Board has selected the firm of Lane Gorman Trubitt, L.L.P. (“LGT”) as the Company’s independent registered certified public accountants for the fiscal year ending December 31, 2008. Representatives of LGT are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

The Audit Committee has the responsibility for selecting the Company’s independent auditors, and stockholder ratification is not required. However, the selection of LGT is being submitted to the stockholders for ratification at the Annual Meeting with a view towards soliciting the stockholders’ opinion, which the Audit Committee will take into consideration in future deliberations. If the selection of LGT as the Company’s independent auditors is not ratified at the Annual Meeting, the Audit Committee will consider the engagement of other independent auditors without the approval of the Company’s stockholders whenever the Audit Committee deems termination necessary or appropriate.

Required Vote and Recommendation

Ratification of the selection of LGT as the Company’s independent auditors for the fiscal year ending December 31, 2008 requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, an abstention will have the same legal effect as a vote against the ratification of LGT, and each broker non-vote will reduce the absolute number, but not the percentage, of affirmative votes necessary for approval of the ratification. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of LGT as the Company’s independent auditors for the fiscal year ending December 31, 2008.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the selection of Lane Gorman Trubitt, L.L.P. as the Company’s independent auditors for the fiscal year ending December 31, 2008.

Principal Accountant Fees and Services

The following table presents approximate aggregate fees and other expenses for professional services rendered by the Company’s principal accountant for the audit of the Company’s financial statements and fees and other expenses billed for other services rendered by the Company’s principal accountant during those periods:

	2007	2006
Audit Fees	$44,000	$25,000
Audit-Related Fees	21,950	—
Tax Fees	—	—
All Other Fees	—	—

Total	$65,950	$25,000

Audit Fees

Audit fees for 2007 and 2006 represent fees paid to LGT and James Stafford, Chartered Accountants (“Stafford”) for services rendered in connection with the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2007 and 2006, respectively, and for services provided by LGT and Stafford in connection with statutory and regulatory filings for those fiscal years.

Audit-Related Fees

Audit-related fees in 2007 and 2006 include fees paid to LGT for assurance and related services that are related to the process of filing a registration statement with the SEC to register additional shares of common stock.

Tax Fees

There were no tax fees paid by the Company for services with respect to tax compliance, tax advice and tax planning in 2007 or 2006.

Other Fees

There were no other fees paid to LGT or Stafford other than those described above in 2007 or 2006.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

On August 3, 2007, the Audit Committee of the Board of Directors approved the engagement of LGT to replace Stafford as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2007 as well as to perform review services in regards to the quarterly financial information of the Company included in our Forms 10-QSB. On August 3, 2007, LGT formally advised the Company that effective as of such date it was accepting the position as the Company’s independent registered public accounting firm.

During the years ended December 31, 2006 and 2005, and the interim period through August 3, 2007, LGT had not been engaged as an independent registered public accounting firm to audit the financial statements of the Company, nor did the Company or anyone acting on its behalf consult with LGT regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement or event identified in response to Item 304(a)(1)(iv) of Regulation S-B.

On August 3, 2007, the Company notified Stafford that as of such date we dismissed them as our independent registered public accounting firm. Stafford performed audits of the Company’s financial statements for the years ended December 31, 2006 and 2005. Stafford’s reports did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2006 and 2005, and the interim period through August 3, 2007, (i) there were no disagreements with Stafford on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to Stafford’s satisfaction, would have caused Stafford to make reference to the subject matter of the disagreement(s) in connection with its reports for such years, and (ii) Stafford did not advise the Company regarding any of the matters described in Item 304(a)(1)(iv)(B) of Regulation S-B.

Audit Committee Pre-Approval Policy

There are currently three members of the Audit Committee. The Audit Committee adopted a charter with the following policies and procedures for the approval of the engagement of an independent auditor for audit, review or attest services and for pre-approval of certain permissible non-audit services, all to ensure auditor independence.

The Company’s independent auditor will provide audit, review and attest services only at the direction of, and pursuant to engagement fees and terms approved by, the Audit Committee. Such engagement will be pursuant to a written proposal, submitted to the Audit Committee for review and discussion. If acceptable, the Audit Committee will engage the independent auditor pursuant to a written retention agreement, duly approved by the Audit Committee.

As proscribed by Section 10A(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), certain non-audit services may not be provided by the Company’s auditor, including:

•	bookkeeping or other services related to the accounting records or financial statements of the Company;

•	financial information systems design and implementation;

•	appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

•	actuarial services;

•	internal audit outsourcing services;

•	management functions or human resource functions;

•	broker or dealer, investment adviser, or investment banking services;

•	legal services and expert services unrelated to the audit; and

•	any other service that the Public Company Accounting Oversight Board determines, by regulation, is impermissible.

With respect to permissible non-audit services, including tax services, the Company’s Chief Financial Officer or Principal Accounting Officer will submit a request to the Audit Committee to retain the Company’s auditor when the management of the Company believes it is in the best interest of the Company to do so. The requesting Company officer will submit specific reasons supporting this determination. In such event, the requesting officer of the Company shall submit a written proposal from the audit firm for the non-audit services, which shall be specific as to the scope of the services to be provided, and the compensation structure. The Audit Committee will review the proposed retention for compliance with three basic principles, violations of which would impair the auditor’s independence: (1) an auditor cannot function in the role of management; (2) an auditor cannot audit his or her own work; and (3) an auditor cannot serve in an advocacy role for the Company. If the Audit Committee determines that the proposed retention does not and will not violate these principles, it may authorize, in writing, the retention of the auditor for the agreed scope of non-audit services and compensation structure.

From and after the effective date of the SEC rule requiring pre-approval of all audit and permissible non-audit services provided by independent registered public accountants, the Audit Committee has pre-approved all audit and permissible non-audit services by LGT.

DIRECTORS

The following table sets forth information regarding the current directors of the Company:

Name	Age	Position
Thomas G. Plaskett	63	Executive Chairman and Director
John T. Jaeger, Jr.	64	President, Chief Executive Officer and Director
T. Allan McArtor	64	Director
Benjamin DuPont	42	Director
Michael McMillan	64	Director

THOMAS G. PLASKETT. Mr. Plaskett was appointed Executive Chairman and elected as a director in April 2007. Mr. Plaskett is a corporate director and executive with more than 25 years of executive management and senior level policy experience in the corporate areas of service, manufacturing and transportation. Since 1991, Mr. Plaskett has served as chairman of Fox Run Capital Associates, a private consulting firm in Dallas, Texas, focusing on financial advisory and consulting services for emerging companies. Previously, he has served as chairman, president and chief executive officer of Pan Am Corporation, president and chief executive officer of Continental Airlines, and several senior management positions at American Airlines and AMR Corporation. He also was vice-chairman of Legend Airlines in Dallas. Mr. Plaskett is the non-executive chairman of Novell Corporation and director of RadioShack Corporation, headquartered in Fort Worth, Texas. He is also a director of Alcon, Incorporated, in Fort Worth. He served as trustee and past chairman of the board of trustees for Kettering University (formerly GMI Engineering and Management Institute) in Flint, Michigan. Mr. Plaskett holds an MBA from the Harvard University Graduate School of Business Administration and a Bachelor of Industrial Engineering from Kettering University in Flint, Michigan.

JOHN T. JAEGER, JR. Mr. Jaeger was appointed President and Chief Executive Officer, and elected as a director, in April 2007. From April 2004 until April 2007, Mr. Jaeger was President and CEO of Platinum Research Organization, L.P., which was acquired by the Company in April 2007. From 1999 until April 2004, Mr. Jaeger was President and CEO of Platinum Research Organization, LLC, a Texas limited liability company and predecessor of Platinum LP. In 1984, Mr. Jaeger founded The Fairmount Company, the co-founding member of Platinum Research Organization, LLC. Mr. Jaeger’s executive management skills also have been applied in other business marketplaces. From 1982 until 1988, he was chief executive officer of Scotts Valley Circuits, Inc., a circuit board manufacturer, and of Galaxy Boat Manufacturer, Inc. Mr. Jaeger received a Bachelor of Arts from Trinity College in Hartford, Conn. Thereafter, in 1965, he attended Cleveland Marshall Law School in Cleveland, Ohio.

T. ALLAN MCARTOR. Mr. McArtor was elected as a director in April 2007 and has served as chairman of Airbus North America Holdings, Inc. since 2001, overseeing the activities of Airbus in the United States and Canada, including governmental affairs. Before joining Airbus, he founded and served as chairman and chief executive officer of Legend Airlines, a luxury regional airline based at Dallas Love Field. Previously, he served as a member of the senior management team of Federal Express Corporation for two years (1987-1989) and as the Administrator of the Federal Aviation Administration (FAA).

In addition, Mr. McArtor currently serves on the boards of directors of: EADS North America, Inc.; The European Institute; Washington Area Airports Authority; Aviation Safety Alliance; GKN Aerospace Transparency Systems; and Committee for Economic Development. He is a member of the International Policy Committee and Homeland Security Committee, U.S. Chamber of Commerce. He has also previously served on the boards of: Excel Communication, Inc.; Teleglobe of Canada; Learjet, Inc.; Fairchild Space and Defense Company (a MATRA company); and Angel Technologies. Currently, he also serves on the boards of the Falcon Foundation executive committee, Sabre Society, Air Force Memorial Foundation Board of Trustees, and the St. Jude’s Children’s Hospital Professional Advisory Board.

Mr. McArtor is a 1964 graduate of the U.S. Air Force Academy (BSE) and was the Cadet Wing Commander. In addition, he holds a Masters of Science—Engineering from Arizona State University. Later he was an associate professor of engineering mechanics at the Air Force Academy, piloted with the U.S. Air Force “Thunderbirds” Aerial Demonstration Team, and became a highly decorated combat pilot in Vietnam. Mr. McArtor currently holds a commercial pilot’s license (instrument rating, multi-engine) and is a member of Tau Beta Pi (engineering honorary society).

BENJAMIN DUPONT. Mr. DuPont was elected as a director in April 2007. Mr. DuPont was the founder and since 1998 has been the president of yet2.com, which helps companies scout for and acquire new technology and divest underutilized technology. Mr. DuPont developed the business plan for yet2.com in 1998, which led to the development of a global organization.

Prior to founding yet2.com, Mr. DuPont spent 13 years with the DuPont organization in a variety of roles including: specialty chemicals, fibers and automotive business units at sites in South Carolina, Michigan, New Jersey and Delaware. Mr. DuPont launched the DuPont organization’s first on-line business in 1994, and for a year, managed DuPont’s only internet presence. He also co-founded DigitalEye and Emeron (beachcam.com, trafficam.com, traintimes.com), which was acquired by Diamond Technologies in 2002. Mr. DuPont has a BSME from Tufts University.

MICHAEL MCMILLAN. Dr. McMillan was elected as a director in April 2007. Dr. McMillan formed MLM Consulting Services, Inc. in July 2005, providing senior-level consulting services to organizations such as GM Powertrain, ILSAC and selected other organizations in the additive industry. Until July 2005 and for more than 35 years, Dr. McMillan served in various positions with General Motors, where he concentrated on the relationships of fuels and lubricants to their performance in automotive components. Dr. McMillan also has published numerous papers on subjects in this area. He was closely involved in ASTM efforts to develop low-temperature engine oil pumpability testing and high-temperature rheological tests that predict engine wear, as well as CRC and ASTM efforts to solve diesel fuel-related problems, including low-temperature operability and exhaust particulate formation. Concerned with all aspects of engine oil quality and performance, he was closely involved with efforts to improve lubricant performance through the development of worldwide performance specifications.

Dr. McMillan has served as chairman of the International Lubricant Standardization and Approval Committee (ILSAC), co-chairman of the Administrative Guidance Panel which oversaw the API Engine Oil Licensing and Certification System, and was an active participant in numerous ASTM and SAE technical committee activities. He was elected a Fellow of the Society of Automotive Engineers in 2002. Dr. McMillan received his BS (1964) and MS (1965) degrees in Chemical Engineering from the University of Michigan, and a PhD in Chemical Engineering from the Ohio State University in 1970.

Director Independence

The Company’s common stock is currently quoted on the Over The Counter Bulletin Board, which does not have director independence requirements. For purposes of evaluating and determining the independence of the Company’s directors, the Company has applied the definition of “independent director” set forth in NASDAQ Marketplace Rule 4200(a)(15). Accordingly, the Company has determined that Benjamin DuPont, T. Allan McArtor, Michael McMillan and Thomas G. Plaskett are “independent directors” as such term is defined in NASDAQ Marketplace Rule 4200(a)(15).

MEETINGS AND COMMITTEES OF DIRECTORS

The Board of Directors has the responsibility for establishing corporate policies and for the overall performance of the Company. The Board of Directors meets regularly throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. The Board of Directors will hold its annual meeting on May 28, 2008, immediately following the Annual Meeting. It also holds special meetings as required from time to time when important matters arise requiring Board of Directors action between scheduled meetings.

The Board of Directors has established an Audit Committee and a Compensation Committee to devote attention to specific subjects and to assist it in the discharge of its responsibilities. A description of the committees and their functions, their current members and the number of meetings held by them during the last fiscal year are described below.

Audit Committee

In fiscal year 2007, Messrs. Plaskett, DuPont and Arthur I. Burns served as members of the Audit Committee, with Mr. Plaskett serving as the Chairman of the Audit Committee. Mr. Burns resigned from the Board of Directors and the Audit Committee effective February 7, 2008. Mr. McArtor was appointed to the Audit Committee on April 28, 2008. The Audit Committee met three times in fiscal 2007. The Audit Committee operates under a written charter adopted by the Board of Directors on September 12, 2007, which is included with this Proxy Statement as Appendix A. The functions of the Audit Committee include the following:

•

assisting the Board of Directors in generally fulfilling its legal and fiduciary obligations in matters involving the Company’s accounting, auditing, financial reporting process, internal control and legal compliance functions that may have a material impact on the Company’s financial statements and compliance policies;

•	recommending annually to the Board of Directors the appointment of the independent public accountants of the Company;

•	reviewing the scope of the prospective annual audit and reviewing the results thereof with the independent public accountants and the Company’s management;

•	determining and ensuring the independence of the Company’s independent public accountants; and

•	making inquiries with respect to the appropriateness of accounting principles followed by the Company.

The Board of Directors has determined that Messrs. Plaskett, DuPont and McArtor are, and, until his resignation, Mr. Burns was, “independent” as determined by NASDAQ and SEC guidelines, and has determined that Mr. Plaskett qualifies as the Audit Committee’s “financial expert” as determined by SEC guidelines.

Compensation Committee

In fiscal year 2007, Messrs. McArtor, DuPont and McMillan served as members of the Compensation Committee, with Mr. McArtor serving as the Chairman of the Compensation Committee. The Compensation Committee met two times in fiscal 2007. The Compensation Committee operates under a written charter adopted by the Board of Directors on September 12, 2007, which is included with this Proxy Statement as Appendix B. The functions of the Compensation Committee include the following:

•	reviewing and approving the Company’s general compensation policies and practices for both executive and director compensation;

•

reviewing and approving compensation packages for the Company’s executive officers and, based upon such review, recommending overall compensation packages for the executive officers to the Board of Directors;

•	reviewing, approving and recommending to the Board of Directors the terms and conditions of all employee benefits or changes thereto; and

•	managing and administering the Company’s Stock Incentive Plan, including determining equity-based compensation for the Company’s directors, officers, employees and consultants.

The Compensation Committee is authorized, among other powers, and may, from time to time, consult with compensation consultants in recommending executive and director compensation. No compensation consultants were engaged or consulted by the Compensation Committee during fiscal 2007. Senior management will typically recommend to the Compensation Committee the levels of compensation that it believes should be set for each executive officer. The Compensation Committee will consider the recommendations made by senior management in its deliberations.

Director Nominations

The Company does not have a standing nominating committee at this time. The Board of Directors as a whole performs the functions customarily attributed to a nominating committee, including identification, evaluation, recruiting and recommendation of qualified candidates to be nominated for election as directors at each annual meeting of stockholders and to be elected as new directors to fill vacancies when they arise. Currently, the Company believes that the Board of Directors as a whole satisfactorily performs the duties customarily attributed to a separate nominating committee; however, the Company will re-evaluate the need for a separate nominating committee should a change in circumstances require it.

The Board of Directors desires that its membership be composed of experienced and dedicated individuals with diverse backgrounds, perspectives and skills. The Board of Directors will evaluate and select director candidates based on their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. The Board of Directors insists that nominees for director have experience, such as experience in management or accounting and finance, or industry and technology knowledge that may be useful to the Company and the Board of Directors, high personal and professional ethics and the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The Board of Directors believes it to be appropriate for at least one member of the Audit Committee to meet the criteria for an “audit committee financial expert” as defined by SEC rules. The Board of Directors also insists that a majority of the members of the Board of Directors meet the definition of “independent director” under the applicable NASDAQ and SEC rules and regulations. Currently a majority of the members of the Board of Directors meet these standards of independence.

Prior to each annual meeting of stockholders, the Board of Directors identifies nominees first by evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board of Directors with respect to the particular talents and experience of its directors. The Board of Directors also exercises its independent business judgment and discretion in evaluating the suitability of a candidate for nomination. In the event that a director does not wish to continue in service, the Board of Directors determines not to re-nominate a director or a vacancy is created on the Board of Directors as a result of a resignation, an increase in the size of the Board of Directors or another event, the Board of Directors will consider various candidates for membership, including those suggested by other current members and by stockholders.

Any stockholder of the Company may recommend one or more candidates to be considered by the Board of Directors as a potential nominee or nominees for election as director of the Company at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in the Company’s Bylaws (current copies of the Company’s Bylaws are available at no charge from the Secretary of the Company and may also be found in the Company’s public filings with the SEC). A stockholder who wishes to recommend a prospective nominee for election to the Board of Directors must timely notify the Secretary of the Company or any member of the Board in writing with any supporting material the stockholder considers appropriate and necessary to otherwise comply with the provisions of the Company’s Bylaws. Information required by the Company’s Bylaws to be in the notice include (but are not limited to): the name, contact information and share ownership information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Exchange Act and the related rules and regulations under that Section. The Board of Directors may also require any proposed nominee to furnish such other information as may reasonably be required by the Board to determine the eligibility of such proposed nominee to serve as director of the Company. Any such recommendations received by the Secretary will be presented to the Board of Directors for consideration. All candidates (whether identified internally or by a stockholder) who, after evaluation based upon the criteria and process described above, are then approved by the Board of Directors will be included in the Company’s recommended slate of director nominees in its proxy statement.

Attendance and Compensation of Directors

The Board of Directors met five times during the 2007 fiscal year (including regularly scheduled and special meetings). A quorum was present at every meeting. All directors attended at least 75% of the meetings of the Board of Directors and its committees that they were required to attend, except for Mr. Burns, who attended 60% of the scheduled Board of Directors meetings and 67% of the scheduled Audit Committee meetings (Mr. Burns resigned from the Board of Directors on February 7, 2008). While the Company encourages the directors to attend the annual meetings of the stockholders, the Company does not have a formal policy concerning attendance of the annual stockholder meeting by directors. The Board of Directors intends to consider the adoption of such a policy, taking into consideration the financial costs and overall needs of the Company, prior to the next annual meeting of stockholders.

On September 12, 2007, the Company adopted a compensation plan for non-employee members of the Company’s Board of Directors. Under this compensation plan, all non-employee directors are entitled to receive an annual retainer of $48,000, payable quarterly. The Chairman of the Board of Directors, currently Mr. Plaskett, is also entitled to an additional annual retainer of $50,000 per year, payable quarterly. Directors are also entitled to a meeting fee of $1,000 per meeting attended. Members of the Audit Committee are paid an additional fee per meeting of the Audit Committee (provided the meetings are held more than 48 hours prior or subsequent to full Board of Directors meetings), being $1,000 for committee members and $2,000 for the committee chairman. Members of the Board of Directors are also reimbursed for reasonable out of pocket expenses incurred in connection with attending Board and committee meetings.

The Board of Directors elected to waive and cancel payment of the amounts payable to all Board members under the Board’s compensation plan for the remainder of 2007, with the exception of expense reimbursement and Mr. Plaskett’s Chairman retainer.

The following table sets forth certain information with respect to the compensation of all members of the Board of Directors for the year ended December 31, 2007. Per Company policy, Mr. Jaeger does not receive separate compensation for his service on the Board of Directors, and his compensation is summarized below under “Executive Compensation—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash		Option Awards(1)		Total
Thomas G. Plaskett	$14,946	(2)	$5,195	(3)	$20,141
T. Allan McArtor	$-0-		$5,195	(3)	$5,195
Arnold I. Burns(4)	$-0-		$5,195	(3)	$5,195
Benjamin DuPont	$-0-		$5,195	(3)	$5,195
Michael McMillan	$-0-		$5,195	(3)	$5,195

(1)	The valuation of stock option awards in this column represents the compensation cost of awards recognized for financial statement purposes for 2007 under Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payment. The amounts include portions of stock option grants in 2006 and 2007 that were expensed in 2007 based on the amortization schedule. See discussion under “Executive Compensation—Stock Option Awards” below for information concerning all assumptions made in connection with determining the fair value of the awards.
(2)	Represents the portion of Mr. Plaskett’s $50,000 Chairman of the Board retainer paid in 2007.
(3)	Includes stock options granted under the Plan on August 3, 2007, which are exercisable for 1,038,394 shares of the Company’s common stock at an exercise price of $0.1091 per share and were issued in substitution for the cancellation of options to acquire interests in Platinum LP previously granted on December 8, 2006.
(4)	Mr. Burns resigned from his position as a member of the Board of Directors effective February 7, 2008.

Stockholder Communications

If a stockholder wishes to communicate with the Board of Directors, written communication must be sent to: Secretary, Platinum Research Organization, Inc., 2777 Stemmons Freeway, Suite 1440, Dallas, Texas 75207. The envelope containing such communication must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication” or similar statement that clearly and unmistakably indicates the communication is intended for the Board of Directors. All such communications must indicate the author as a stockholder an include the stockholder’s name and address and state whether the intended recipients are all members of the Board of Directors or just certain specified directors. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the Board of Directors based on the subject matter.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is a report issued by the Audit Committee relating to its review of the accounting, auditing and financial reporting practices of the Company for the year ended December 31, 2007. Stockholders should be aware that under SEC rules, the Report of the Audit Committee of the Board is not deemed to be “soliciting material” or “filed” with the SEC under the Securities Exchange Act of 1934, and is not incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless these sections are specifically referenced.

The Audit Committee operates under a written charter adopted by the Board of Directors on September 12, 2007 and reviewed annually. The members of the Audit Committee are Thomas G. Plaskett, Benjamin DuPont and T. Allan McArtor. Messrs. Plaskett, DuPont and McArtor are independent under the standards established by NASDAQ and the rules of the SEC. Additionally, Mr. Plaskett qualifies as an “audit committee financial expert” within the meaning of SEC regulations.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has reviewed and discussed the Company’s audited financial statements contained in its Annual Report on Form 10-KSB for the year ended December 31, 2007 with the Company’s management and its independent accountants. The Audit Committee met privately with the independent accountants and discussed issues deemed significant by the independent accountants, including those matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has received the written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with the independent accountants their independence from the Company.

Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee

Thomas Plaskett (Chairman)

Benjamin DuPont

T. Allan McArtor

EXECUTIVE OFFICERS

The following table sets forth information regarding the executive officers of the Company:

Name	Age	Position
John T. Jaeger, Jr.	64	President, Chief Executive Officer and Director
David A. Hart	46	Interim Chief Financial Officer
Matthew Hawkins	38	Vice President and Chief Marketing Officer
David P. Owen	48	Vice President and Chief Technical and Supply Officer

The executive officers named above were appointed by the Board of Directors to serve in such capacities until their respective successors have been duly appointed and qualified, or until their earlier death, resignation or removal from office. Biographical information for Mr. Jaeger is set forth previously in this Proxy Statement under the heading “Directors.”

DAVID A. HART. Mr. Hart was appointed as Interim Chief Financial Officer in March 2008. Prior to his appointment, Mr. Hart served as Vice President and Controller of ASAlliances Biofuels, LLC since 2006. From 2005 to 2006, Mr. Hart served as Vice President and Corporate Controller of EFJ, Inc., and from 2000 to 2005, served as Controller of Inet Technologies, Inc. Mr. Hart was also the Assistant Controller of NCH Corporation for 6 years, held several financial management roles with Nortel Networks over a period of 7 years, and practiced public accounting with Grant Thornton LLP and KPMG Peat Marwick. Mr. Hart holds a BBA in Accountancy and Information Systems from the University of Texas of the Permian Basin and an MBA in Finance from the University of Dallas. Mr. Hart is a Certified Public Accountant.

MATTHEW HAWKINS. Mr. Hawkins was appointed as Vice President and Chief Marketing Officer in September 2007. Prior to his appointment, he was Director of Sales and Marketing for the Company from 2003 to 2007. From

2000 to 2003, Mr. Hawkins served as a director with Hull and Associates and from 1997 to 1999, Mr. Hawkins was the co-founder of an IT outsourcing company with an office in Mumbai, India. Prior to that, Mr. Hawkins spent 5 years with NCH Corporation where he held numerous sales and marketing management positions. Mr. Hawkins started his career in sales for a division of Eastman Kodak. He holds a BA in Economics from the University of Texas at Austin.

DAVID P. OWEN. Mr. Owen was appointed as Vice President and Chief Technical and Supply Officer in October 2007. Prior to his appointment, Mr. Owen served as a technical consultant to the Company from 2006 to 2007. From 1997 to 2006, Mr. Owen was a Partner of EFO Holdings, L.P., a Dallas, Texas-based investment management company. Prior to his position with EFO Holdings, Mr. Owen was a management consultant with Arthur Young & Co., Temple, Barker & Sloane, Anderson Consulting, and The Boston Consulting Group. Mr. Owen holds a BA from Southern Methodist University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table and the accompanying explanatory footnotes set forth the cash and non-cash compensation awarded to, earned by and paid by the Company to its principal executive officer and two other executive officers who were the most highly compensated executive officers for services rendered in all capacities during the fiscal years ended December 31, 2007 and 2006.

Name and Principal Position	Year	Salary		Option Awards(6)		Total
John T. Jaeger, Jr. (1) President, CEO and Director	2007	$185,900	(7)	$47,197	(8)	$233,097
	2006	$-0-		$-0-		$-0-

Cecelia Pineda (2) President, CEO, CFO and Director	2007	$-0-		$-0-		$-0-
	2006	$-0-		$-0-		$-0-

Michael D. Newman (3) Senior Vice President and CFO	2007	$133,333		$462,086		$595,419
	2006	$-0-		$-0-		$-0-

David A. Hart (4) Interim CFO	2007	$-0-		$-0-		$-0-
	2006	$-0-		$-0-		$-0-

Matthew Hawkins (5) Vice President and Chief Marketing Officer	2007	$153,294		$11,771		$165,065
	2006	$-0-		$-0-		$-0-

(1)	Mr. Jaeger was appointed President, CEO and Director of the Company on April 18, 2007, and he has served as President and CEO of Platinum LP since its inception on April 28, 2004.
(2)	Ms. Pineda was appointed President, CEO, CFO, Treasurer, Principal Accounting Officer, Secretary and a Director of the Company on May 13, 2005, the date of Platinum’s formation. Ms. Pineda served in these capacities until April 18, 2007. Ms. Pineda did not receive any compensation from the Company during the periods indicated in her positions as President, CEO, CFO, Treasurer, Principal Accounting Officer, Secretary and Director.
(3)	Mr. Newman was appointed Senior Vice President and CFO of the Company on April 18, 2007. Mr. Newman resigned from his positions with the Company effective March 1, 2008.
(4)	Mr. Hart was appointed Interim CFO of the Company on March 7, 2008.
(5)	Mr. Hawkins was appointed Vice President and Chief Marketing Officer in September 2007.
(6)	The valuation of stock option awards in this column represents the compensation cost of awards recognized for financial statement purposes for 2007 under SFAS No. 123R. The amounts include portions of stock option grants in 2007 that were expensed in 2007 based on the amortization schedule. See discussion under “—Stock Option Awards” below for a discussion of all assumptions made in connection with determining the fair value of the awards.

(7)	Amounts included in this figure include $66,385 in salary received directly by Mr. Jaeger and $119,515 in salary received by The Fairmount Company pursuant to the terms of the Consulting Agreement between the Company, The Fairmount Company and Mr. Jaeger described below.
(8)	Represents the portions of stock option grants owned by The Fairmount Company that were expensed in 2007 based on the amortization schedule. Mr. Jaeger does not own any stock options directly.

Employment Agreements

In connection with Mr. Jaeger’s appointment as President and Chief Executive Officer, the Company entered into a Consulting Agreement, dated April 18, 2007, with The Fairmount Company, a District of Columbia corporation (“Fairmount”), and Mr. Jaeger, which governs the terms of Mr. Jaeger’s services as President and Chief Executive Officer of the Company. Mr. Jaeger, who was the founder of Fairmount, owns approximately 36% of the capital stock of Fairmount. Fairmount was a co-founding member of Platinum Research Organization, LLC, a predecessor of Platinum LP.

The term of the Consulting Agreement is three years beginning on April 18, 2007. During the term of the Consulting Agreement, Fairmount is to provide all of the responsibilities and duties determined by the Company’s Board of Directors, and Mr. Jaeger is responsible for the duties required of Fairmount as the President, Chief Executive Officer and Director of the Company. During the term of the Consulting Agreement, Mr. Jaeger will receive an annual base salary of $75,000, and Fairmount will receive a fee of $135,000 per year. Both Mr. Jaeger and Fairmount will be eligible to receive cash bonuses every year in an amount up to 100% of Mr. Jaeger’s and Fairmount’s aggregate annual compensation. Any such cash bonus would be shared equally by Mr. Jaeger and Fairmount and would be based on specific milestones established by the Company’s Board of Directors.

The Consulting Agreement will terminate upon Mr. Jaeger’s death or disability, and the Company may terminate the Consulting Agreement at any time for cause. If the Consulting Agreement is terminated by the Company for either of the foregoing reasons, Mr. Jaeger and Fairmount shall be entitled only to compensation through the date of termination. If the Company terminates Mr. Jaeger without cause, Mr. Jaeger and Fairmount are entitled to receive compensation and all other benefits under the Consulting Agreement for six months following the termination date. The Consulting Agreement also contains confidentiality provisions and non-competition and non-solicitation covenants that are effective during the term of the Consulting Agreement and for two years after its termination.

The Company does not have employment agreements with any of its other executive officers.

Executive Officer Incentive Plans

The Platinum Research Organization, Inc. Incentive Plan (the “Plan”), which was approved by the Company’s stockholders, is an unfunded plan which provides for the granting of incentive stock options, nonstatutory stock options, stock appreciation rights and restricted shares to employees, directors and consultants of the Company. On October 12, 2007, the Compensation Committee of the Board of Directors approved a Short-Term Incentive Plan and a Long-Term Incentive Plan for Messrs. Jaeger, Newman and Hawkins, the Company’s President and CEO, Senior Vice President and CFO and Vice President and CMO, respectively, in order to establish performance criteria to be used by the Compensation Committee in making awards under the Plan to the aforementioned executive officers. Mr. Hart, as the Interim CFO, is not currently eligible to participate in the plans in place of Mr. Newman, who resigned effective March 1, 2008.

Short-Term Incentive Plan

The following tables set forth the performance objectives for 2007 and 2008 for the executive officers under the Short-Term Incentive Plan. If these targets are met, for either or both of the 2007 and 2008 periods, the benefits for the respective period will be payable to the appropriate executive officer in the form of stock options under the Plan. The amount of stock options, if any, to be granted to the officers for the 2007 fiscal year are based on a target valuations of $105,000 for the President and CEO, $65,000 for the Senior Vice President and CFO and $56,875 for the Vice President and CMO, using the fair market value of the Company’s common stock on the grant date under the Black-Scholes option valuation model. Similarly, benefits for the 2008 fiscal year will be based on a target valuations of $210,000 for the President and CEO, $130,000 for the Senior Vice President and CFO and $113,750 for the Vice President and CMO.

President & Chief Executive Officer
2007 Performance Objectives	Weighting
Sign Industry Commercial Agreement	20.0%
Realize Target 2007 Fourth Quarter Sales	50.0%
Obtain Company Financing	20.0%
Develop Product Manufacturing/Distribution Plan	10.0%

2008 Performance Objectives	Weighting
Realize Target 2008 Sales	50.0%
Realize Target Gross Profit	50.0%

Senior Vice President & Chief Financial Officer
2007 Performance Objectives	Weighting
Obtain Company Financing	33.3%
Realize Target 2007 Fourth Quarter Sales	33.3%
Develop Product Manufacturing/Distribution Plan	33.3%

2008 Performance Objectives	Weighting
Realize Target 2008 Sales	50.0%
Realize Target Gross Profit	50.0%

Vice President & Chief Marketing Officer
2007 Performance Objectives	Weighting
Sign Industry Commercial Agreement	33.3%
Realize Target 2007 Fourth Quarter Sales	33.3%
Develop Product Manufacturing/Distribution Plan	33.3%

2008 Performance Objectives	Weighting
Realize Target 2008 Sales	50.0%
Realize Target Gross Profit	50.0%

Actual amounts granted, if any, can range from 50% to 100% of target amounts, depending on the extent to which performance under the specified criteria meets, exceeds or is below the target. Before any benefits are realized under the Short-Term Incentive Plan, all results for the respective performance objectives must be certified by the Compensation Committee.

Due to satisfaction of certain performance criteria of the Short-Term Incentive Plan for 2007, Messrs. Jaeger, Newman and Hawkins were entitled to receive stock options in value equivalent to $63,000, $43,333 and $75,733, respectively, for the fiscal year 2007. However, such awards were waived and cancelled by Messrs. Jaeger, Newman and Hawkins, and as such were not granted.

Long-Term Incentive Plan

The following table sets forth the performance objectives for the executive officers under the Long-Term Incentive Plan. In 2007, Messrs. Jaeger (through Fairmount), Newman and Hawkins were granted unvested stock options under the Plan representing the right to acquire 6,232,856, 1,869,857 and 1,246,634 shares of the Company’s common stock, respectively. These options will not vest, and as such will not be exercisable, until the performance objectives are met.

Performance Objectives	Weighting
Achieve and Maintain Target Sales for Two Consecutive Quarters	33.3%
Achieve Cumulative Sales Target	33.3%
Achieve Company Enterprise Value Target	33.3%

Upon the attainment of any one of the performance metrics set forth above, one-third of the total option amount granted to the respective officer becomes vested and exercisable. Actual amounts vesting, if any, can range from 50% to 100% of target amounts, depending upon the extent to which performance under the specified criteria meets, exceeds or is below the target. As of December 31, 2007, none of the stock options granted to any executive officer under the Long-Term Incentive Plan were vested. Before any benefits are realized under the Long-Term Incentive Plan, all results for the respective targets must be certified by the Compensation Committee.

Stock Option Awards

The fair value of each stock option award is estimated on the date of grant using a Black-Scholes option valuation model that uses the assumptions noted in the following table. Expected volatility is based on historical volatility of the Company’s common stock. The expected term of the options granted represents the period of time the options granted are expected to be outstanding—three years for time vested options and 10 years for performance vested options. The risk free interest rate is based on U.S. Treasury bond issues with a remaining term equal to the expected life of the options.

Of the total 27,722,879 options currently outstanding, 6,325,482 were granted under the Plan in 2007. The fair value of the options granted during the year ended December 31, 2007 was estimated using the following assumptions:

Dividend per share	$0.00
Risk free interest rate – 3 year	3.5%
Weighted Average Expected Life of Options	3 years
Expected volatility of the Company’s common stock price	59%
Weighted average fair value of options granted in 2007	$0.54

On April 18, 2007, the Company granted to Fairmount an option to acquire 12,465,712 shares of the Company’s common stock in replacement of Fairmount’s previously granted options to acquire a 10% equity interest in Platinum LP, which were cancelled upon issuance of the Company’s options. These options will vest 1/6 per year during the three-year term of the Consulting Agreement, with the remaining 50% vesting in accordance with the Long-Term Incentive Plan performance objectives set forth above.

On August 3, 2007, the independent members of the Company’s Board of Directors met and approved a proposal to cancel all of the outstanding employee stock options held by Mr. Newman, the Company’s former Chief Financial Officer, which were granted on April 18, 2007 at an exercise price of $1.35, and reissue 3,116,428 options at an exercise price of $0.79, which was the closing per share market price of the common stock on August 3, 2007.

Outstanding Equity Awards

The following table shows certain information regarding outstanding equity awards as of December 31, 2007 for the Company’s named executive officers:

	Number of Securities Underlying Unexercised Options (#)				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised		Option Exercise Price ($)	Option Expiration Date
Name	Exercisable		Unexercisable		Unearned Options
John T. Jaeger, Jr.(1)	2,077,619 —	(2)	4,155,237 —	(2)	— 6,232,856	(3)	0.06979 0.06979	9/29/2016 9/29/2016

Michael D. Newman	— —		1,246,571 —	(4)	— 1,869,857	(5)	0.79000 0.79000	8/3/2017 8/3/2017

Matthew Hawkins	207,741(6) 207,762(7) —		415,482 415,524 —	(6) (7)	— — 1,246,634	(8)	0.11792 0.10910 0.11792	1/12/2017 12/8/2016 1/12/2017

(1)	Represents stock options owned by The Fairmount Company. Mr. Jaeger does not own any stock options directly.
(2)	These options were granted on April 18, 2007 in substitution for cancelled options that were previously granted to Fairmount to acquire a 10% interest in Platinum LP on September 29, 2006. These options vest ratably over time, with 1/3 of the award vesting on each of the first three annual anniversaries of the award.
(3)	These options were granted on April 18, 2007 in substitution for cancelled options that were previously granted to Fairmount to acquire a 10% interest in Platinum LP on September 29, 2006. These options vest based on the satisfaction of the Long-Term Incentive Plan performance objectives set forth above.
(4)	These options were granted to Mr. Newman on August 3, 2007 and vest ratably over time, with 1/3 of the award vesting on each of the first three annual anniversaries of the award.
(5)	These options were granted to Mr. Newman on August 3, 2007 and vest based on the satisfaction of the Long-Term Incentive Plan performance objectives set forth above.
(6)	These options were granted to Mr. Hawkins on January 12, 2007 and vest ratably over time, with 1/3 of the award vesting on each of the first three annual anniversaries of the award.
(7)	These options were granted to Mr. Hawkins on December 8, 2006 and vest ratably over time, with 1/3 of the award vesting on each of the first three annual anniversaries of the award.
(8)	These options were granted to Mr. Hawkins on January 12, 2007 and vest based on the satisfaction of the Long-Term Incentive Plan performance objectives set forth above.

Option Exercises and Stock Vested

There were no options exercised by any of the Company’s named executive officers during the year ended December 31, 2007. There are no stock awards outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended December 31, 2006, Ms. Pineda made personal contributions to the Company totaling $24,000 in order to assist the Company with the payment of third-party management and consulting fees of $20,400 and rent of $3,600. In the audited financial statements of the Company’s predecessor, these amounts were recorded as an increase in expenditures and an increase in additional paid-in capital.

In connection with Mr. Jaeger’s appointment as President and Chief Executive Officer, the Company entered into a Consulting Agreement, dated April 18, 2007, with Fairmount and Mr. Jaeger, which governs the terms of Mr. Jaeger’s services as President and Chief Executive Officer of the Company. Mr. Jaeger, who was the founder of Fairmount, owns approximately 36% of the capital stock of Fairmount. Fairmount was a co-founding member of Platinum Research Organization, LLC, a predecessor of Platinum Research Organization, L.P. (“Platinum LP”).

The term of the Consulting Agreement is three years beginning on April 18, 2007. During the term of the Consulting Agreement, Fairmount is to provide all of the responsibilities and duties determined by the Company’s

Board of Directors, and Mr. Jaeger is responsible for the duties required of Fairmount as the President, Chief Executive Officer and Director of the Company. During the term of the Consulting Agreement, Mr. Jaeger will receive an annual base salary of $75,000, and Fairmount will receive a fee of $135,000 per year. Both Mr. Jaeger and Fairmount will be eligible to receive cash bonuses every year in an amount up to 100% of Mr. Jaeger’s and Fairmount’s aggregate annual compensation. Any such cash bonus would be shared equally by Mr. Jaeger and Fairmount and would be based on specific milestones established by the Company’s Board of Directors. In addition, the Company granted to Fairmount an option to acquire 10% of the Company’s common stock in replacement of Fairmount’s previously granted options to acquire a 10% equity interest in Platinum LP, which were cancelled upon issuance of the Company’s options. Such options will vest 1/6 per year during the three-year term of the Consulting Agreement, with the remaining 50% vesting in accordance with performance-based milestones as established and agreed to by the Company’s Board of Directors.

The Consulting Agreement will terminate upon Mr. Jaeger’s death or disability, and the Company may terminate the Consulting Agreement at any time for cause. If the Consulting Agreement is terminated by the Company for either of the foregoing reasons, Mr. Jaeger and Fairmount shall be entitled only to compensation through the date of termination. If the Company terminates Mr. Jaeger without cause, Mr. Jaeger and Fairmount are entitled to receive compensation and all other benefits under the Consulting Agreement for six months following the termination date. The Consulting Agreement also contains confidentiality provisions and non-competition and non-solicitation covenants that are effective during the term of the Consulting Agreement and for two years after its termination.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock and Series “A” Preferred Stock (“Series A Preferred”) as of April 2, 2008 , by (i) all persons known by the Company to be the owner of record or beneficially of more than five percent of the outstanding common stock and/or the outstanding Series A Preferred, (ii) each director of the Company, (iii) each person listed in the Summary Compensation Table set forth under the caption “Executive Compensation” and (iv) all directors and executive officers as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder identified in the table possesses sole voting and investment power with respect to his shares. Unless otherwise noted, each owner’s mailing address is 2777 N. Stemmons Freeway, Suite 1440, Dallas, Texas 75207.

	Common Stock			Preferred Stock
Name	Shares Beneficially Owned (1)		Percent of Class (2)	Shares Beneficially Owned (1)	Percent of Class (3)
Felix Holdings Limited(4) CP 691 1215 Geneva 15, Switzerland	3,777,775	(5)	4.9%	555,555	11.1%

Epsom Investment Services, NV(7) 10 Route de l’Aeroporte, P.O. Box 691 1215 Geneva 15, Switzerland	4,861,110	(6)	6.1%	972,222	19.4%

Jadry Financial Corp, Inc.(8) 53A Regent Street Belize City, Belize	4,861,110	(6)	6.1%	972,222	19.4%

Hypo Alpe-Adria-Bank (Liechtenstein) AG(9) Landstrasse 126A FL-9494 Schaan, Switzerland	4,861,110	(6)	6.1%	972,222	19.4%

JTE Finance Ltd(10) Biruedsdorterstrasse 55 CH-8004 Zurich, Switzerland	4,861,110	(6)	6.1%	972,222	19.4%

Bank Sal Oppenheim Jr. & CIE(11) Uraniastrasse 28 CH-8022 Zurich, Switzerland	2,777,775	(5)	3.6%	555,555	11.1%

Lubrication Partners, L.P. (12)	55,000,000		73.3%	—	—

Lubrication Partners, Joint Venture(13)	13,255,000		17.7%	—	—

Cecelia Pineda(14) Suite 421 - 1917 West 4th Avenue Vancouver BC, Canada V6J 1M7	500,000	(14)	*	—	—

Thomas G. Plaskett	346,131	(15)	*	—	—

T. Allan McArtor	346,131	(15)	*	—	—

Michael L. McMillan	346,131	(15)	*	—	—

John T. Jaeger, Jr.(16)	2,077,619	(16)	2.7%	—	—

Benjamin DuPont	346,131	(15)	*	—	—

Michael D. Newman	—		—	—	—

Matthew Hawkins	415,503	(17)	*	—	—

David A. Hart	—		—	—	—

All Executive Officers and Directors as a Group (8 persons)	4,085,408	(18)	5.2%	—	—

*	Less than 1%
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and unless otherwise indicated, represents securities for which the beneficial owner has sole voting and investment power. Any securities held in the name of, and under, the voting and investment authority of a spouse of an executive officer or director have been excluded.
(2)	Calculated based on 75,000,000 shares of common stock outstanding on April 2, 2008, plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.
(3)	Calculated based on 5,000,000 shares of Series A Preferred outstanding on April 2, 2008, plus, for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.
(4)	The voting and disposition of the shares of Series A Preferred held by Felix Holdings Limited are determined by Mr. Steven Drayton.

(5)	Includes 2,777,775 shares of common stock underlying shares of the Company’s Series A Preferred, which are convertible into shares of common stock at a ratio of five common shares for each share of Series A Preferred (5:1) at an initial conversion price of $0.18.
(6)	All shares of common stock listed are shares of common stock underlying shares of the Company’s Series A Preferred, which are convertible into shares of common stock at a ratio of five common shares for each share of Series A Preferred (5:1) at an initial conversion price of $0.18.
(7)	The voting and disposition of the shares of Series A Preferred held by Epsom Investment Services, NV are determined by Mr. David Craven.
(8)	The voting and disposition of the shares of Series A Preferred held by Jadry Financial Corp, Inc. are determined by Dr. Gerald Hoop.
(9)	The voting and disposition of the shares of Series A Preferred held by Hypo Alpe-Adria-Bank (Liechtenstein) AG are determined by L. Spagnuolo and G. Erne.
(10)	The voting and disposition of the shares of Series A Preferred held by JTE Finance Ltd are determined by its partners, Messrs. Joseph T. Eberhard, J. Fluck and M. Kym. Approval by any two of the three partners is required to approve any action regarding voting and disposition of the shares. Each of Messrs. Eberhard, Fluck and Kym disclaims any beneficial ownership of the shares (except to the extent of the direct and indirect pecuniary interests of such person in those shares).
(11)	The voting and disposition of the shares of Series A Preferred held by Bank Sal Oppenheim Jr. & CIE are determined by Xentos Associates Corp., which is controlled by its board of directors.
(12)	Includes 41,745,000 shares of common stock of which Lubrication Partners, L.P. is the direct beneficial owner and 13,255,000 shares over which it may have shared voting and dispositive power as the managing venture of the Lubrication Partners joint venture. EFO Genpar, Inc. is the general partner of Lubrication Partners, L.P. Kathryn Esping Woods, William P. Esping, Julie E. Blanton and Jennifer E. Kirtland are the co-trustees of Esping Family Marital Deduction Trust No. 2, which is the sole shareholder of EFO Genpar, Inc. Approval of at least three of the four co-trustees is required to approve any action by the trust, and those individuals share all investment and voting power with respect to the securities held by this stockholder. Each of those co-trustees, EFO Genpar, Inc. and Lubrication Partners, L.P. share all investment and voting power with respect to the securities held by this stockholder, and each of those persons disclaims any beneficial ownership of the shares (except to the extent of the direct and indirect pecuniary interests of such person in those shares).
(13)	Lubrication Partners is a joint venture that is controlled by Lubrication Partners, L.P., its managing venture. Please see note (12) above.
(14)	Ms. Pineda served as President, CEO, CFO, Treasurer, Principal Accounting Officer, Secretary and a Director of the Company until April 18, 2007. Shares beneficially owned by Ms. Pineda represent shares underlying warrants to purchase 500,000 shares of common stock at a price of $0.26 per share.
(15)	Represents shares of common stock underlying options to purchase common stock at an exercise price of $0.1091.
(16)	Represents shares of common stock underlying options to purchase common stock at an exercise price of $0.0697. Mr. Jaeger may be deemed to beneficially own up to 12,465,712 shares underlying certain stock options held by The Fairmount Company (“Fairmount”). Only options to purchase 2,077,619 shares of common stock are vested and will be vested within the 60 day period from the date hereof. Mr. Jaeger is the President of Fairmount and controls the voting and disposition of the shares that are held by that stockholder. Mr. Jaeger disclaims any beneficial ownership of the shares held by Fairmount (except to the extent of his pecuniary interest in Fairmount).

(17)	Represents shares of common stock underlying options to purchase 207,762 shares of common stock at an exercise price of $0.1091 and 207,741 shares of common stock at an exercise price of $0.11792.
(18)	All shares of common stock listed represent shares that may be acquired by the current directors and executive officers of the Company included in this group within 60 days pursuant to options, warrants, conversion privileges or other rights. Please see notes (15), (16) and (17) above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater-than ten percent stockholders are also required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To our knowledge, based solely on review of the copies of such reports furnished to us during the fiscal year ended December 31, 2007, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were properly and timely satisfied during the fiscal year ended December 31, 2007.

STOCKHOLDER PROPOSALS FOR THE 2009 ANNUAL MEETING

The Company currently intends to hold its next annual meeting in May of 2009. Subject to Rule 14a-8 of the Exchange Act, any stockholder of record of the Company who desires to submit a proposal for inclusion in the proxy materials distributed by the Company relating to the next annual meeting of stockholders must do so in writing in accordance with the procedures set forth in Company’s Bylaws. The notice must be received at the Company’s principal executive offices by December 31, 2008 in order to be included in the Company’s proxy materials and form of proxy. However, if the date of the 2009 annual meeting of stockholders is changed by more than thirty (30) days from the date contemplated at the time of this Proxy Statement, the Company must receive the stockholder’s notice within a reasonable time before the Company begins to print and send its proxy materials for the 2009 annual meeting of stockholders.

A stockholder proposal not included in the Company’s proxy statement for the 2009 annual meeting of stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the provisions of the Company’s Bylaws. To be timely, proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company’s 2009 annual meeting of stockholders must be received by the Secretary of the Company not less than 120 days prior to April 30, 2009.

ANNUAL REPORT ON FORM 10-KSB

The Company’s Annual Report on Form 10-KSB has been mailed with this Proxy Statement. The Company will provide copies of exhibits to these documents, but will charge a reasonable fee per page to any requesting stockholder. Any such request should be addressed to the Company at 2777 Stemmons Freeway, Suite 1440, Dallas, Texas 75207 Attention: Secretary. The request must include a representation by the stockholder that as of the Record Date, the stockholder was entitled to vote at the Annual Meeting. The Company’s Annual Report on Form 10-KSB is not incorporated in this Proxy Statement and is not to be considered a part of the soliciting material.

OTHER BUSINESS

Management of the Company is not aware of any other matters that are to be presented at the Annual Meeting and has not been advised that other persons will present any such matters. However, if other matters properly come before the Annual Meeting, the individuals named in the accompanying proxy card shall vote on such matters in accordance with their best judgment.

DELIVERY OF DOCUMENTS TO

SECURITY HOLDERS SHARING AN ADDRESS.

Only one copy of this Proxy Statement is being delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of this document was delivered. A stockholder may direct written requests to the Company at, Platinum Research Organization, Inc., Attn: Investor Relations Department, 2777 Stemmons Freeway, Suite 1440, Dallas, Texas 75207, or call (214) 271-9503, in order to request:

•	a separate copy of this Proxy Statement;

•	a separate copy of Proxy Statements or Annual Reports of the Company in the future; or

•	delivery of a single copy of Proxy Statements or Annual Reports of the Company, if such stockholder is receiving multiple copies of those documents.

APPENDIX A

PLATINUM RESEARCH ORGANIZATION, INC.

AUDIT COMMITTEE CHARTER

September 12, 2007

I.	PURPOSE

The Audit Committee (the “Committee”) will represent and assist the Board in fulfilling its oversight responsibility to the shareholders and others relating to the integrity of the Company’s financial statements and the overall financial reporting and disclosure control process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements. The Committee will also oversee and evaluate the performance of the Company’s independent registered public accounting firm (the “independent auditors”), including a review and evaluation of the independent auditors’ qualifications and independence and the engagement partner. In so doing, it is the responsibility of the Committee to maintain free and open communication among the Committee, independent auditors, and management of the Company. The Committee is also responsible for preparing an audit committee report for inclusion in the Company’s annual proxy statement.

II.	COMMITTEE AUTHORITY AND RESPONSIBILITIES

A.	Primary Responsibilities. The primary responsibility of the Committee is to oversee the Company’s financial controls (including appropriate disclosure and internal controls) and reporting processes on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

B.	Principal Processes. The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. The Committee may perform such other duties and responsibilities as are consistent with its purpose and as the Board or the Committee deems appropriate.

1.

Independent Auditors. The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable and will report directly to the Committee and the Board, as representatives of the Company’s shareholders. The Committee shall have the sole authority and responsibility to hire, evaluate and, where appropriate, replace the independent auditors and, in its capacity as a committee of the Board, shall be directly responsible for the appointment, compensation, retention and general oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors). The Committee shall discuss the auditors’ qualifications and independence from management and the Company, including whether the auditors’ performance of permissible non-audit services is compatible with their independence. This process will include, at least annually, the Committee’s obtaining and reviewing a report by the independent auditors describing the independent auditors’ internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and (to assess the auditors’ independence) all relationships between the independent auditors and the Company. Annually, the Committee will review the qualifications, performance and independence of the Company’s current independent auditors, and select the Company’s independent auditors for the next fiscal year.

2.	Audit Services. The Committee shall discuss with the independent auditors the overall scope and plans for their respective audits including their respective responsibilities and the adequacy of staffing and compensation. The Committee shall approve in advance all audit engagement fees and the terms of all audit services to be provided by the independent auditors.

3.	Permissible Non-Audit Services. The Committee shall establish policies and procedures for the engagement of the independent auditors to provide permissible non-audit services, which shall include pre-approval of any permissible non-audit services to be provided by the independent auditors. No non-audit services shall be provided by the independent auditors, except as approved in advance by the Committee.

4.	Review of Interim Financial Statements and Earnings Releases. The Committee shall meet to review and discuss the interim financial statements, and the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations, with management and the independent auditors prior to the filing of each of the Company’s Quarterly Reports on Form 10-Q. The Committee will discuss the Company’s policies and procedures with respect to earnings releases and review earnings releases and financial information included in releases and earnings guidance provided to analysts and rating agencies. The Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

5.	Review of Annual Audited Financial Statements. The Committee shall meet to review and discuss, with management and with the independent auditors, the financial statements to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including (a) their judgment about the quality, not just the acceptability, of the Company’s accounting principles, including significant financial reporting issues, critical accounting policies and judgments made in connection with the preparation of the financial statements; (b) the clarity of the disclosures in the financial statements; and (c) the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The Committee will also review with management and the independent auditors (a) major issues regarding accounting principles and financial statement presentations, including significant changes in the selection or application of accounting principles; (b) major issues regarding the adequacy of disclosure controls and of internal controls and remedial steps taken in light of detected material deficiencies; and (c) the effects of regulatory and accounting initiatives on the financial statements.

The Committee will discuss the results of the annual audit and any audit problems or difficulties the independent auditors encountered in the course of their audit work, including any restrictions on the scope of the auditors’ activities or on access to requested information, and any significant disagreements with management and management’s response. The Committee will also discuss any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, and the annual report on internal controls by the Chief Executive Officer and Chief Financial Officer, as reviewed by the independent auditors.

Based on these reviews, the Committee will make a recommendation to the Board as to whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

6.	Internal Controls, Disclosure Controls and Procedures. The Committee will discuss with management and the independent auditors the Company’s internal controls. The Committee will also monitor the Company’s efforts to comply with Section 404 of the Sarbanes-Oxley Act of 2002. The Committee will review and discuss the Company’s disclosure controls and procedures, and the quarterly assessments of such controls and procedures by the Chief Executive Officer and Chief Financial Officer.

7.	Complaint Procedures. The Committee shall establish procedures for receiving, retaining and handling complaints regarding accounting, internal accounting controls, and auditing matters, including procedures for the confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

8.	Compliance Programs. The Committee shall periodically review and discuss with management and the independent auditors the overall adequacy and effectiveness of the Company’s legal, regulatory and ethical compliance programs.

9.	Report for Inclusion in Proxy Statement. The Committee shall prepare the report that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

10.	Hiring of Auditor Personnel. The Committee shall establish and periodically review hiring policies with regard to employees and former employees of the independent auditors.

11.	Funding. The Committee shall have the authority to obtain from the Company appropriate funding, as determined by the Committee, for payment of (i) compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, (ii) compensation to any advisors employed by the Committee pursuant to Article III below, and (iii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

III.	AUTHORITY TO ENGAGE ADVISORS AND INVESTIGATIVE AUTHORITY

The Committee will have the sole authority to retain, at the Company’s expense, outside counsel, accountants, experts or other advisors, as the Committee deems necessary to fulfill its responsibilities, without obtaining the approval of the Board or any officer of the Company in advance. The Committee will have sole authority to approve any such counsels’, accountants’ or other advisors’ fees and other terms of retention.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

IV.	COMMITTEE MEMBERSHIP AND ORGANIZATION OF COMMITTEE

A.	Appointment. The Committee shall be appointed by the Board and shall be comprised of three directors. Members of the Committee may be removed, with or without cause, by the Board at any time, in its discretion. The Board shall designate a Chair for the Committee, and such person shall be an “audit committee financial expert,” as described in section IV.B. below.

B.	Member Qualifications. Each Committee member shall meet the requirements of any applicable stock exchange listing standards and federal laws and regulations, with respect to audit committees, as they may become applicable from time to time. All Committee members will be financially literate, and at least one member of the Committee will have accounting or related financial management expertise and will meet the qualifications of an “audit committee financial expert”, as determined by the Board in accordance with any applicable stock exchange listing standards and SEC rules. No member may serve on the audit committees of more than two other public companies. Committee members may receive no compensation from the Company other than director’s fees.

C.	Charter. The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

D.	Annual Performance Evaluation. The Committee may annually review its own performance.

E.	Subcommittees. The Committee may form and delegate authority to subcommittees when appropriate.

V.	MEETINGS

A.	Frequency of Meetings; Quorum. The Committee will meet as often as may be deemed necessary or appropriate in its judgment, but at least quarterly each year, and at such times and places as the Committee shall determine. A majority of the members shall constitute a quorum.

B.	Attendees. The Committee will meet separately, at least quarterly with the independent auditors, the Chief Financial Officer and other senior management to discuss any matters that such persons may wish to bring to the Committee’s attention or that the Committee wishes to bring to such persons’ attention.

C.	Report. The Chair of the Committee shall report on the actions taken by the Committee at the Board meeting following the Committee meeting.

APPENDIX B

PLATINUM RESEARCH ORGANIZATION, INC.

COMPENSATION COMMITTEE CHARTER

September 12, 2007

I.	PURPOSE

The Compensation Committee (the “Committee”) has the overall responsibility to assist the Board of Directors with its responsibility relating to executive compensation; produce an annual report on executive compensation for inclusion in the Company’s proxy statement; administer and review the Company’s incentive-based and equity-based compensation plans; and provide oversight regarding management development and succession planning.

II.	COMMITTEE AUTHORITY AND RESPONSIBILITIES

A.	Chief Executive Officer. The Committee shall provide oversight of the development and evaluation of potential candidates for executive positions, including the Chief Executive Officer. Additionally, the Committee shall review and approve, on an annual basis, corporate goals and objectives related to compensation of the Chief Executive Officer and evaluate the Chief Executive Officer’s performance at least annually in light of these goals and objectives. Also, the Committee shall set the Chief Executive Officer’s annual compensation, including salary, bonus, incentive and equity compensation levels based on this evaluation. The Committee shall likewise oversee the development of executive succession plans.

B.	Officer Appointments. All officers of the Company shall be appointed by the Board of Directors upon the recommendation of the Committee. The Committee shall provide oversight of management’s decisions concerning the performance of Company officers.

C.	Officer Compensation. The Committee shall at least annually (and may on any interim basis) approve the overall compensation methodology (the “Compensation Methodology”) for all officers of the Company (including, as appropriate, the Company’s affiliates). The Compensation Methodology shall consist of various Compensation Components (herein so called), such as base salary, annual bonus, incentive payments and equity-based awards, that the Committee deems appropriate. In accordance with the Compensation Methodology, the Committee shall approve (whether annually or on an interim basis) any changes to the Compensation Components or the individual level of compensation (the “Compensation Amount”) of any currently serving, or newly-appointed officer. The Committee shall report to the full Board of Directors on actions taken regarding any of the foregoing matters.

The Committee shall approve any agreements between the Company and any officer (other than the Chief Executive Officer), including employment, separation, severance or similar agreements. The Company’s full Board of Directors shall approve any agreements between the Company and the Chief Executive Officer, including employment, separation, severance or similar agreements.

D.	Compensation and Benefit Plans. The Committee shall review the Company’s existing incentive-compensation and equity-based compensation plans and other benefit plans and make recommendations to the Board with respect to new or amended compensation or benefit plans. The Committee shall also exercise the authority of the Board of Directors with respect to the administration of incentive-compensation and equity-based compensation plans and other benefit plans as applicable.

E.	Committee Report for Inclusion in Proxy Statement. The Committee shall prepare, over the names of the Committee members, a Compensation Committee Report as required by the rules

B-1

and regulations of the Securities and Exchange Commission and submit it to the Board for inclusion in the Company’s proxy statement prepared in connection with its annual meeting of stockholders.

F.	Delegation. As appropriate under applicable law, regulations and any applicable stock exchange listing standards, the Committee may delegate certain of its authority and responsibilities to the Chief Executive Officer.

III.	AUTHORITY TO ENGAGE ADVISORS AND INVESTIGATIVE AUTHORITY

The Committee will have the sole authority to retain, at the Company’s expense, outside counsel, independent compensation consultants, experts or other advisors, as the Committee deems necessary to fulfill its responsibilities (including evaluation of CEO and executive compensation), without obtaining the approval of the Board or any officer of the Company in advance. The Committee will have sole authority to approve any such counsels’, consultants’ or other advisors’ fees and other terms of retention.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.

IV.	COMMITTEE MEMBERSHIP AND ORGANIZATION OF COMMITTEE

A.	Appointment. The Committee shall be appointed by the Board and shall be comprised of three directors. Members of the Committee may be removed, with or without cause, by the Board at any time, in its discretion. The Board shall designate a Chair for the Committee.

B.	Member Qualifications. Each member of the Committee shall meet the independence requirements of any applicable stock exchange listing standards, the Securities and Exchange Commission, the Internal Revenue Code, and the Company’s Corporate Governance Framework.

C.	Charter. The Committee shall annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

D.	Annual Performance Evaluation. The Committee may annually review its own performance.

E.	Subcommittees. The Committee may form and delegate authority to subcommittees when appropriate.

V.	MEETINGS

A.	Frequency of Meetings; Quorum. The Committee will meet as often as may be deemed necessary or appropriate in its judgment, at least quarterly each year, and at such times and places as the Committee shall determine. A majority of the members shall constitute a quorum.

B.	Attendees. The Committee may meet separately with such persons as the Committee deems appropriate in its judgment to discuss any matters that such persons may wish to bring to the Committee’s attention or that the Committee wishes to bring to such persons’ attention.

C.	Report. The Chair of the Committee shall report on the actions taken by the Committee at the Board meeting following the Committee meeting.

B-2

PROXY

PLATINUM RESEARCH ORGANIZATION, Inc.

Annual Meeting of Stockholders, May 28, 2008

This Proxy is Solicited on Behalf of the Board of Directors of Platinum Research Organization, Inc.

The undersigned revokes any previous proxies, acknowledges receipt of the notice of the Annual Meeting of Stockholders to be held on May 28, 2008 and the Proxy Statement and appoints Thomas G. Plaskett, T. Allan McArtor and John T. Jaeger, Jr., and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of PLATINUM RESEARCH ORGANIZATION (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2008 Annual Meeting of Stockholders of the Company to be held at 2777 Stemmons Freeway, Suite 1440, Dallas, Texas 75207 on May 28, 2008 at 10:00 a.m. CDT (the “Annual Meeting”), and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on this proxy card. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Proxies cannot vote your shares unless you sign and return this card.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(Continued and to be signed on the reverse side)

COMMENTS:

ANNUAL MEETING OF STOCKHOLDERS OF PLATINUM RESEARCH ORGANIZATION

May 28, 2008

Please mark, date, sign and

mail your proxy card in the

envelope provided as soon

as possible.

V  Please detach along perforated line and mail in the envelope provided.  V

The Board of Directors recommends a vote IN FAVOR OF the directors listed below and a vote IN FAVOR OF each of the listed proposals. This Proxy, when properly executed, will be voted as specified below, if no specification is made, this Proxy will be voted IN FAVOR OF the election of directors listed below and IN FAVOR OF proposal Two. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE¢
					FOR	AGAINST	ABSTAIN
1. Election of Directors: To elect five directors to serve until the 2009 Annual Meeting of Stockholders or until their successors are duly elected and qualified.			2.	To ratify the appointment of Lane Gorman Trubitt, LLP as the Company’s independent registered certified public accountants for the year ending December 31, 2008.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	Benjamin DuPont
☐	WITHHOLD AUTHORITY	T. Allan McArtor
	FOR ALL NOMINEES	Michael McMillan
☐	FOR ALL EXCEPT	Thomas G. Plaskett
	(See instructions below)	John T. Jaeger, Jr.

INSTRUCTION:		To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.